As filed with the Securities and Exchange Commission on May 1, 1997
                                           Registration No. 333-_____
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                 AUTOLIV, INC.

            (Exact name of registrant as specified in its charter)

              DELAWARE                              51-0378542
     (State or other jurisdiction                 (I.R.S. Employer
    of incorporation or organization)          Identification Number)
          WORLD TRADE CENTER
        KLARABERGSVIADUKTEN 70
      S-107 24 STOCKHOLM, SWEDEN                   NOT APPLICABLE
   (Address of principal executive office)           (Zip Code)

                    AUTOLIV, INC. 1997 STOCK INCENTIVE PLAN
                           (Full title of the plan)
                         The Corporation Trust Company
                           Corporation Trust Center
                              1209 Orange Street
                             Wilmington, DE 19801
                                (302) 658-7581
           (Name, address and telephone number, including area code,
                             of agent for service)

                                   Copy to:
                          Scott V. Simpson, Sr., Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                        One Canada Square, Canary Wharf
                            London E14 5DS, England
                              (44) (171) 519-7000

                        CALCULATION OF REGISTRATION FEE
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                                Proposed         Proposed
                                Maximum          Maximum
Title of           Amount to    Offering Price   Aggregate     Amount of
Securities to be   be Regis-    Per Share        Offering      Registration
Registered         tered(1)     (2)(3)           Price (2)(3)  Fee(2)

---------------------------------------------------------------------------
Common Stock,      1,000,000      $21.69         $21,690,000   $6,572.23
par value $1 per
share


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(1) Plus an additional number of shares of the Registrant's Common Stock as may be issuable pursuant to the antidilution provisions of the Autoliv, Inc. 1997 Stock Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, based on the sum of (a) $1.99, the estimated value of the portion of a share of Autoliv, Inc. attributable to the book value as of December 31, 1996 of the assets of the Automotive Safety Products business of Morton International, Inc. ("Morton"), based upon the assumption that such assets will comprise 46.5% of the book value of Autoliv, Inc. subsequent to the Merger described herein; (b) $.20, the estimated value of the portion of a share of Autoliv, Inc. attributable to the market value of the American Depositary Shares ("ADSs") of Autoliv AB, based on the average of the high and low quotation per share of the ADSs of Autoliv AB on the PORTAL system on April 24, 1997, and based on the assumption that the former holders of Autoliv AB Common Stock and ADSs will initially hold approximatey 53.5% of the outstanding Autoliv, Inc. Common Stock, and (c) $19.50, the estimated value of the portion of a share of Autoliv, Inc. attributable to the market value of the shares of common stock, par value 10 Swedish kronor per share, of Autoliv AB ("Autoliv AB Common Stock"), based on the average of the high and low sale price per share of Autoliv AB Common Stock on the Stockholm Stock Exchange on April 24, 1997 (based on the exchange rate of $1.00 = SEK 7.67 on April 24, 1997), and based on the assumption that the former holders of Autoliv AB Common Stock and ADSs will initially hold approximatey 53.5% of the outstanding Autoliv, Inc. Common Stock.

(3) The proposed maximum aggregate offering price is equal to the proposed maximum aggregate offering price per share multiplied by the number of shares being registered hereunder.

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                          INTRODUCTORY STATEMENT

         Autoliv, Inc. hereby files this Registration Statement on Form S-8 relating to the Autoliv, Inc. 1997 Stock Incentive Plan. In connection with the Combination Agreement, dated as of November 25, 1996, among Autoliv, Inc., Autoliv AB, a corporation organized under the laws of the Kingdom of Sweden, ASP Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Autoliv, Inc., and Morton International, Inc., an Indiana corporation ("Morton"), ASP Merger Sub Inc. will be merged with and into Morton and Morton will become a wholly-owned subsidiary of Autoliv, Inc., (the "Merger"). Prior to the Merger, Morton will contribute to New Morton International, Inc., a corporation formed by Morton under the laws of the State of Indiana ("New Morton"), all of the businesses, assets and liabilities owned by Morton and its subsidiaries, other than its automotive safety products business. Shortly following the contribution, Morton will distribute to its shareholders on a share-for-share basis, all of the shares of New Morton.


                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

            Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
         INFORMATION

            Not required to be filed with this Registration Statement.


                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the registrant, Autoliv, Inc., a Delaware corporation (the "Registrant"), are incorporated by reference in this Registration Statement:

            (a)   The Registrant's Registration Statement on Form
    S-4 (File No. 333- 23813) filed with the Commission on March
    24, 1997 and as it may be amended from time to time (the
    "Registrant's Registration Statement on Form S-4");

            (b) The Registrant's Registration Statement on Form 8-A (File Number 001-12933) filed with the Commission on April 25, 1997 (the "Form 8-A") and Form 8-K filed with the Commission on April 28, 1997; and

            (c) The description of the Registrant's common stock, par value $1 per share (the "Common Stock"), contained in the Form 8-A, including any amendments or reports filed with the Commission for purposes of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Restated Certificate of Incorporation of the Registrant provides the Registrant with the authority to indemnify its directors, officers, employees and agents to the full extent allowed by Delaware law.

         The Registrant maintains, at its expense, an insurance policy which provides directors and officers of the Registrant, subject to certain exclusions and deductions as are customary in such insurance policies, against certain liabilities which may be incurred in those capacities.

         See Item 9 for the Registrant's undertaking with respect to indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8. EXHIBITS.

            3.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-8 relating to the Autoliv ASP Employee Investment Plan.)

            3.2 Restated By-Laws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-8 relating to the Autoliv ASP Employee Investment Plan.)

            4.1   Autoliv, Inc. 1997 Stock Incentive Plan

            4.2   Form of Certificate of the Registrant's Common
                  Stock

            5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered

            23.1  Consent of Ernst & Young LLP

            23.2  Consent of Ernst & Young AB

            23.3  Consent of Befec-Price Waterhouse and SYC SA

            23.4  Consent of Serge Yablonsky

            23.5  Consent of KPMG Deutsche Treuhand-Gesellschaft AG

            23.6  Consent of Befec-Price Waterhouse and Serge
                  Yablonsky

            23.7 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in the opinion filed as Exhibit 5.1 hereto).

         The Registrant hereby undertakes to submit the Autoliv, Inc. 1997 Stock Incentive Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify such Plan.

ITEM 9.  UNDERTAKINGS.

            (a)   The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                        i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                        iii) To include any material information with
                  respect to the plan of distribution not previously dis-closed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability
            under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-
            effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
    Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Kingdom of Sweden, on May 1, 1997.

                                 AUTOLIV, INC.
                                 (Registrant)


                              By:   /S/ GUNNAR BARK
                                    ------------------------------
                                    Gunnar Bark
                                    Chairman and Chief Executive
                                    Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                TITLE                           DATE

/S/ PER-OLOF ARONSON     Director                        May 1, 1997
----------------------
Per-Olof Aronson


/S/ GUNNAR BARK          Chairman, Chief Executive       May 1, 1997
----------------------   Officer
Gunnar Bark              (Principal Executive Officer)


/S/ WILHELM KULL         Chief Financial Officer         May 1, 1997
---------------------    (Principal Financial
Wilhelm Kull             Officer and Principal
                         Accounting Officer)


/S/ FRED J. MUSONE       Director, Chief Operating       May 1, 1997
--------------------     Officer
Fred J. Musone


/S/ GEORGE A. SCHAEFER   Director                        May 1, 1997
----------------------
George A. Schaefer


/S/ S. JAY STEWART       Director                        May 1, 1997
----------------------
S. Jay Stewart


/S/ ROGER W. STONE       Director                        May 1, 1997
----------------------
Roger W. Stone


/S/ PER WELIN            Director                        May 1, 1997
----------------------
Per Welin




The Plan. Pursuant to the requirements of the Securities Act of 1933, the person who administers the Autoliv, Inc. 1997 Stock Incentive Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Kingdom of Sweden, on May 1, 1997.

                        AUTOLIV, INC. 1997 STOCK INCENTIVE PLAN
                        (Plan)

                        By:   /S/ CLAES HUMBLA
                              -------------------------------
                                 Claes Humbla
                              Administrator of Autoliv, Inc.
                                1997 Stock Incentive Plan


                              EXHIBIT INDEX

Exhibits

3.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-8 relating to the Autoliv ASP Employee
      Investment Plan.)

3.2 Restated By-Laws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-8 relating to the Autoliv ASP Employee Investment Plan.)

4.1   Autoliv, Inc. 1997 Stock Incentive Plan

4.2   Form of Certificate of the Registrant's Common Stock

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Securities being registered

23.1  Consent of Ernst & Young LLP

23.2  Consent of Ernst & Young AB

23.3  Consent of Befec-Price Waterhouse and SYC SA

23.4  Consent of Serge Yablonsky

23.5  Consent of KPMG Deutsche Treuhand-Gesellschaft AG

23.6  Consent of Befec-Price Waterhouse and Serge Yablonsky

23.7 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in the opinion filed as Exhibit 5.1 hereto).